Exhibit 99.2
Certain Remarks of Fred B. Parks
Urologix, Inc. Teleconference
August 17, 2005
•	Returning to the details of the quarter just concluded, 99% of the revenue came from sales within the United States.

•	Catheter ASP’s declined slightly from the prior quarter, combating the entry level pricing of competitors.

•	Our sales team sold 13 control units during the quarter, one less than the prior quarter and 4 more than the prior year quarter.

•	And our sales force delivered 32 new accounts this quarter.

•	More than 70% of our catheter volume came from direct accounts during the recent quarter, while our mobile treatments declined from the prior quarter to 30% of our treatment volume.

•	Lastly, Urologix grew our Bulls Eye accounts, those accounts exceeding 100 treatments each year, to 32 in FY05.